EXHIBIT 10.21

                          STRATEGIC ALLIANCE AGREEMENT

THIS  AGREEMENT  is  made  as  of  the  19th  day  of  May,  2004.

BETWEEN: NS8 CORPORATION, a Delaware corporation, having its main office at Two Union Square, Suite 4200, Seattle, Washington 98101, USA

               (hereinafter  called  "NS8")

                                                               OF THE FIRST PART

AND: BU-SOLUTIONS, LLC, a Nevada limited liability company, doing business as BROADBAND UTILITY SOLUTIONS, having an office at 1200 112th Avenue N.E., Suite C-115, Bellevue, Washington 98004, USA

               (hereinafter  called  "BUS")

                                                              OF THE SECOND PART

WHEREAS:

A. NS8 is in the business of designing, programming, developing and managing ecommerce related internet websites that provide online communication, product distribution, business to business and business to consumer market interaction, proprietary software development, licensing, broadcasting, data storage and sales, and Internet based digital on-demand services (hereinafter, the "BUSINESS"). NS8's Business includes but is not limited to the development of proprietary technology that allows for high-speed delivery of encrypted data over standard telephone lines allowing for secure and rapid distribution of digital content (such as digitized video or voice) and actively seeks to obtain the rights to distribute content directly ("DIGITAL ON DEMAND BUSINESS") or seeks to license its proprietary technology to other companies for the purpose of content distribution ("LICENSE BUSINESS").

B. BUS is engaged in various enterprises, businesses and other commercial activities related to the Business.

C. NS8 wishes to establish a strategic alliance with BUS, for the purpose of assisting and furthering the business interests of NS8 and BUS on an ongoing basis, and BUS wish to establish a strategic alliance with NS8 for the purpose of assisting and furthering the business interests of BUS and NS8 on an ongoing basis.

D. NS8 and BUS have mutually agreed to enter into this agreement (the "AGREEMENT") for the purposes stated herein upon the terms and conditions set forth below.

NOW THEREFORE in consideration of the mutual covenants, premises and conditions herein contained the parties hereto have agreed each with the other as follows:

1.     Establishment  of  Strategic  Alliance

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NS8 and BUS hereby mutually agree to establish and maintain a strategic alliance
(hereinafter, the "ALLIANCE") between NS8, on the one part, and BUS, on the other part, for the purpose of assisting and furthering the business interests of the other party on an ongoing basis.

2.     Contribution

BUS agrees to utilize their respective credibility and influence in the technology, telecommunications, cable broadcast, and entertainment industries and the general business community to introduce business contacts and to encourage persons and entities to deal with NS8, and its affiliates, subsidiaries and other divisions as contemplated by this Agreement and as would be appropriate in the circumstances. Without limiting the generality of the foregoing, this would include promoting the Business, products, services and initiatives of NS8, its affiliates, subsidiaries and divisions (all of the foregoing are referred to herein as "CONTRIBUTIONS") including but not limited to the following:

(a)     Procuring  License  Agreements  for  NS8  Technology

BUS will exercise commercially reasonable efforts to procure License Agreements with companies that own or control content and are in need of a technology to allow for rapid and efficient distribution of its content to the public. When BUS's efforts to secure License Agreements result in the execution of a License Agreement between NS8 and the prospective Licensee then BUS shall be compensated in accordance with Section I Paragraph 2 (a), of Schedule A to this Agreement depending on BUS's the level of involvement in the procurement of the License
Agreement  with  the  prospective  customer.

(b)     Sourcing  Content  for  NS8  Digital  On-Demand  Business

BUS will exercise commercially reasonable efforts to either source or source and secure for sale or license to NS8, program content that is suitable and acceptable to NS8 (hereinafter, "CONTENT") for NS8's Digital On-Demand Business. If BUS directly owns or holds the licensing rights to Content that permits the Content to be licensed or sub-licensed to NS8 for NS8's Digital On-Demand Business, then NS8 may in its sole discretion license the Content directly from BUS or purchase it from BUS (if it is available for purchase), as the case may be, on terms and conditions negotiated in good faith by the parties. When BUS's efforts to secure Content can most accurately be described either as "Introductions" or "Deal Involvement" as defined in Paragraph 5 (a), then BUS will be compensated in accordance with Section II Paragraph 2 (b) of Schedule "A" to this Agreement.

(c)     Securing  Subscribers  for  NS8  Digital  On-Demand  Business

BUS will exercise commercially reasonable efforts to secure subscriber customers or entities with subscriber customers for NS8's Digital On-Demand Business. For each subscriber or entity contractually secured by BUS as a customer for NS8's Digital On-Demand Business (herein, the "SUBSCRIBER(S)"), BUS will receive, during the Term, the percentage of NS8's cost of acquiring the Content ordered by each Subscriber that BUS has secured as a customer for NS8's Digital On-Demand Business ("NS8 CONTENT COST") as set forth in Section III Paragraph 2
(c)  of  Schedule  "A"  to  this  Agreement.

(d)     Exiting  Event  Transaction

If the efforts of BUS directly lead to a merger, acquisition, bulk asset sale, block stock sale (defined herein as five percent (5%) or more of the issued and

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outstanding  shares  of  NS8),  divestiture  or  other similar transactions (the
"EXITING EVENT TRANSACTION") then upon the completion and consummation of the Exiting Event Transaction NS8 will pay BUS a consulting fee equal to the percentage of the value ("VALUE") of any such Exiting Event Transaction as set forth in Section IV Paragraph 2 (d) of Schedule "A". The Value will be mutually determined by the parties or, failing agreement, by the Certified Public Accountants (hereinafter, "CPA(s)") of the parties applying Generally Accepted Accounting Principles (hereinafter, "GAAP"). In the event of an Existing Event Transaction the Agreement and Alliance will, at the option of NS8, be automatically terminated and all compensation payable to BUS through the Period of Compensation will be paid by NS8. BUS specifically acknowledges that the foregoing provisions regarding the activities of BUS and compensation with respect to any Exiting Event Transaction are subject to the provisions of Regulations 13D, 13E, and 14F (the "REGULATIONS") promulgated under the Securities Exchange Act of 1934 (the "ACT"), as amended.

3.     Excluded  Activities

Neither BUS nor any director, officer or employee of BUS is intended to be, nor shall anyone of them be deemed to be, under any circumstances, an employee, director, senior officer or consultant of NS8 or any of its affiliates or subsidiaries unless otherwise specifically agreed to in writing by BUS and NS8.

Neither NS8 nor any director, officer or employee of NS8 is intended to be, nor shall anyone of them be deemed to be, under any circumstances, an employee, director, senior officer or consultant of BUS or any of its affiliates or subsidiaries unless otherwise specifically agreed to in writing by BUS and NS8.

4.     Nature  of  Relationship

The relationship between NS8 and BUS pursuant to this Agreement is not and shall not be deemed to be one of partnership, employer and employee, principal and agent, representatives, or the like. The relationship is strictly that of parties involved in an Alliance for their mutual benefit.

5.     Compensation,  Registering  Referrals  &  Accounting

(a) Referral Compensation - If during the Term of the Agreement, BUS initiates and introduces a business opportunity (hereinafter, "BUSINESS OPPORTUNITY") to NS8 that directly generates a commercial transaction or establishes a business relationship resulting in revenue for the Business of NS8 (hereinafter, "REFERRAL BUSINESS"), then during the five year period (hereinafter the "PERIOD OF COMPENSATION") following BUS's first receipt of revenue from that Referral Business, BUS will receive a percentage share of the gross revenue (hereinafter the "GROSS REVENUE") derived from that Referral Business and actually received by NS8 (hereinafter the "REFERRAL COMPENSATION") as set forth in Schedule "A" to this Agreement. It is acknowledged and agreed that the extent and nature of BUS's involvement in the generation and consummation of the Business Opportunity and the Referral Business will vary from:

     (i) a mere introduction on the part of BUS to NS8 of key contact persons of the qualified prospects of the Business Opportunity (herein, "INTRODUCTION(S))";

     (ii) the expenditure of considerable effort, time and resources by BUS to develop the Business Opportunity for the benefit of NS8 (herein, "DEAL INVOLVEMENT");

(iii) the expenditure of considerable effort, time and resources by BUS to develop the Business Opportunity to include contributing to bringing the transaction to closing (herein, "QUALIFIED RESOURCE INVOLVEMENT").

The amount of Referral Compensation payable to BUS will vary accordingly, as set forth in Section I of Schedule "A". For the purposes of this Agreement, the


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terms Business Opportunity and Referral Business do not include an Exiting Event
Transaction  as  defined  in  Paragraph  2  (d)  of  this  Agreement.

(b) In order for BUS to become entitled to receive any Referral Compensation with respect to a Business Opportunity, it must provide NS8 advance written notice of the particulars of the party being referred to NS8 including background and contact information. The initial list of BUS's contacts and business opportunities is set forth on Schedule "B" attached hereto and incorporated herein by this reference. As BUS provides new potential business, it will augment Schedule "B" accordingly, and submit same to NS8 for its review and maintenance. In addition, during the Term, BUS must provide NS8 at least once a month with written progress reports regarding the status of the Business Opportunities, Referral Business and Contributions with respect to which it is or will be claiming Referral Compensation or any other kind of compensation including, without limitation, the name of the party or parties who have been contacted by BUS, all relevant contact information (addresses, telephone, fax, email numbers, etc.) and such other information necessary to fully inform NS8 of the status and progress of the matter.

(c) BUS acknowledges that some of the parties (contacts and business opportunities that it will refer to NS8 and list in Schedule "B" might be large corporations or organizations that have a great number of affiliates, divisions or personnel with diverse management and business activities (the "LARGE ENTITIES") that NS8 might have access to through its own efforts or through other contacts or resources of NS8 (collectively "NS8 RESOURCES"). Therefore, BUS agrees that BUS will not have any right to receive Referral Compensation with respect to any contact or business opportunity of NS8 that is derived from or attributable to NS8 Resources that NS8 might access with respect to any Large Entity that is listed in Schedule "B" but that is not related to any BUS Business Opportunities listed in Schedule "B",, from time to time, other than with respect to specific Business Opportunities and Referral Business directly or indirectly attributable to the efforts of BUS. If NS8 is negotiating a transaction with a division of a Large Entity listed in Schedule "B" that is not directly or indirectly attributable to the efforts of BUS, then NS8 will notify BUS of the identity of the unrelated division and the general nature of the business purpose and objectives of such negotiations. BUS agrees not to interfere with NS8's negotiations or transactions with any such unrelated division Large Entity.

(d) During the Term and the Compensation Period, NS8 will maintain a record and accounting of all Business Opportunities brought to NS8 by BUS, all Referral Business attributed thereto, and a calculation of all Referral Compensation owing by NS8 in respect thereof. NS8 will provide the Referring Party will a summary of the particulars of such record and accounting within 30 days after the end of each month of the Term of the Agreement and during the Compensation Period; Provided that if there is no Referral Business, Gross Revenue or Compensation owing during a particular month then no written accounting need be provided to BUS in respect thereof.

6.     NS8  Not  Obliged  to  Accept  Transaction

Notwithstanding anything herein to the contrary, NS8 will not be obligated hereunder to consummate any proposed transaction or contract (hereinafter, a "Transaction"), and NS8 may determine in its sole discretion which Transactions, if any, are in its best interests. If NS8 fails to accept the terms of any proposed Transaction directly or indirectly introduced or arranged by BUS then NS8 will not be obligated to pay BUS any compensation or reimbursement of expenses whatsoever in respect of any such Transaction. However, in the event that NS8, at a later date, completes a Transaction, then BUS will earn and NS8 shall be obligated to pay BUS its appropriate compensation in accordance with the terms of this Agreement.


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7.     Expenses

Each party to this Agreement will be responsible for paying its own expenses in respect of the Alliance and the matters and transactions that are the subject of this Agreement unless NS8 expressly agrees in writing to pay any particular expense of BUS.

8.     Commissions,  Fees  and  Expenses  Owing  by  BUS  to  Third  Parties

In respect of the Alliance and the matters and transactions that are the subject of or contemplated by this Agreement, NS8 will not be responsible for or have any obligation to pay any commissions, fees or expenses owing or attributed to any third party unless NS8 expressly agrees in writing to pay any particular commission, fee or expense of a third party.

9.     Agreement  Not  Exclusive  To  Either  Party

BUS and NS8 mutually acknowledge and agree that the rights, obligations, matters, and Transactions contemplated by this Agreement and the Alliance are not exclusive to BUS or NS8 either in any territory or for any period of time (whether within the Term or any extensions thereof), and BUS agrees that NS8 is free at any time, without any notice or compensation to BUS whatsoever, to enter into any agreements or arrangements with any third party or parties that it might choose for the purpose of directly or indirectly pursuing business or financial opportunities of any nature or kind whatsoever, including (without limitation) any Referral Business, Transactions or Business Opportunities or regarding any other matters, whether or not contemplated herein and similarly, ..NS8 agrees that BUS is free at any time, without any notice or compensation to NS8 whatsoever, to enter into any agreements or arrangements with any third party or parties that it might choose for the purpose of directly or indirectly pursuing business or financial opportunities of any nature or kind whatsoever.

10.     Term  of  Engagement

The initial term (the "TERM") of this Alliance and the Agreement will continue for a period of sixty (60) months commencing on the date of this Agreement and unless terminated earlier by either of the parties hereto giving ninety (90) days advance written notice of its intention to terminate to the other party. Upon the expiration of the initial sixty (60) month Term, this Agreement (the "RENEWAL AGREEMENT") and this Alliance will be renewed for a further Term of sixty (60) months commencing on the last day of the initial Term (the "RENEWAL TERM"), provided, however, that the terms and conditions of the Renewal Term of this Agreement and this Alliance will be renegotiated in good faith and mutually agreed to by the parties hereto prior to the end of the initial Term. Upon the termination of the initial Term and the Renewal Term, the terms of this Agreement set out in the provisions in this Agreement regarding confidential information and documents (Paragraph 15 (c)), non-competition, and payment of Compensation during the Compensation Period regarding Referral Business that existed before the date of termination, shall survive the termination of this Agreement and the Alliance.

11.     Demo  Access  Site

NS8 will provide BUS with access to a secure, Web-based demo site to enable BUS to present demonstrations of NS8 Video On-Demand (VOD) capabilities to prospective licensees, content providers, On-Demand Business Subscribers of NS8, or to other prospective Business Opportunities (the "DEMO"). Access to the NS8-provided Demo site will be at the discretion of BUS. Accordingly, BUS agrees that any party to whom BUS intends to present a Demo of the NS8 Demo site must execute the NS8 "Mutual Confidentiality and Non-Circumvention Agreement" (the "NDA") and that BUS will deliver the executed NDA to NS8 before allowing any such third parties any access to the Demo site.


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12.     Further  Acts  and  Agreements

Each of the parties hereto agrees to perform such further acts and execute such other agreements and documents as might be reasonably necessary to fully implement the intent and purpose of this Agreement.

13.     Severability

If any provision or part of this Agreement is declared to be void or otherwise invalid by a court of competent jurisdiction, the remaining provisions or parts of this Agreement will remain in full force and effect. The parties with endeavor to redraft any provisions or parts of this Agreement declared to be void or invalid to the extent possible and necessary to effectively incorporate the intent and purpose of the void or invalid provisions or parts of this Agreement.

14.     Entire  Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the Alliance, the performance by BUS of their Contributions, and their respective Compensation for performing the duties and obligations as contemplated by the parties hereto. Any other previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to these matters are terminated and cancelled unless the parties hereto have expressly confirmed in writing that any such agreements will survive this Agreement or as contemplated herein. Each party releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any prior agreement.

15.     Confidentiality  and  Non-circumvention

(a) BUS and NS8 mutually understand and agree that any information or documentation provided by or on behalf of one party to the other party or its agents, representatives or partners that is designated or identified as confidential and not in the public domain (hereinafter, the "CONFIDENTIAL INFORMATION" or the "CONFIDENTIAL DOCUMENTS", as the case may be) is confidential and privileged and the confidentiality thereof must be maintained. Any information or documentation provided by one party to the other must not be duplicated in any manner or medium or presented or submitted to any party other than the intended direct recipients of documents and information as are expressly permitted by delivering party for the purpose of the other party performing its agreed function under this Agreement. BUS understands and agrees that if it intends to submit or provide Confidential Documents or other
Confidential Information including any offering circular, memorandum, prospectus, business plan, proprietary information or other intellectual property of NS8 (including that of its affiliates or subsidiaries) to any prospective investor, customer, business contact or other person, then a confidentiality and non-circumvention agreement in the form used by NS8, from time to time (the "CONFIDENTIALITY AND NON-CIRCUMVENTION AGREEMENT"), must first be executed by the intended recipient of the Confidential Documents or Confidential Information and registered with NS8. Once BUS notifies NS8 of its desire to circulate Confidential Documents or exchange Confidential Information in such circumstances, NS8 will directly arrange for the preparation and signing of a Confidentiality and Non-circumvention Agreement by the prospective investor, customer, business contact or other party and will notify BUS, as the case may be, when the Confidentiality and Non-circumvention Agreement has been duly executed by the parties thereto. In a like manner, at the request of BUS, NS8 will arrange for authorized recipients of the Confidential Documents or Confidential Information of BUS to execute BUS's form of Non-Disclosure


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Agreement  ("NDA")  and register the NDA's. with BUS.  BUS will provide NS8 with
BUS's form of NDA. Any prospective investor, customer, business contact or other person not participating in the financing of NS8's business or concluding any other agreement with NS8 or BUS must return all Confidential Documents to NS8 or to BUS as the case may be.

(b) In addition, BUS agrees to maintain all trade secrets of NS8 and agrees to not directly or indirectly circumvent or attempt to circumvent NS8, its affiliates and subsidiaries. Accordingly, the parties hereto agree that they will enter into a form of mutual confidentiality and non-circumvention agreement that will govern the exchange and use of their respective confidential documents and confidential information by the other party and also contain non-circumvention covenants.

(c) If a prospective investor, customer, business contact or other person that BUS wishes to introduce to NS8 wishes to protect the confidentiality of its confidential documents or confidential information in its dealings with NS8, then NS8 will enter into a mutual confidentiality and non-circumvention agreement with such other party in the form used by NS8, from time to time.

16.     Construing  Agreement

This Agreement shall not be construed more stringently against the drafting party since all parties and their respective counsel contributed to the negotiation and drafting of this Agreement and each party has had the advice of separate and independent legal counsel in the review and drafting of this Agreement. If any litigation arises from this Agreement, the prevailing party may recover reasonable attorney's fees and costs.

17.     Resolution  of  Disputes

(a) Except for the right of the parties to seek injunctive relief in court, any controversy, claim or dispute of any type arising out of or relating to Alliance or the provisions of this Agreement shall be resolved in accordance with this Paragraph regarding resolution of disputes, which will be the sole and exclusive procedure for the resolution of any disputes. This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference. Matters subject to these provisions include, without limitation, claims or disputes based on statute, contract, common law and tort and will include, for example, matters pertaining to termination, compensation and protection of confidential and intellectual property.

(b) The parties to this Agreement will make a good faith attempt to resolve any and all claims and disputes by submitting them to mediation in Seattle, Washington, before resorting to binding arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current JAMS procedures for the resolution of disputes by mediation, by a mediator who has had both training and experience as a mediator of general commercial matters. If the parties to this Agreement cannot agree on a mediator, then the mediator will be selected by JAMS in accordance with JAMS' strike list method. Within thirty (30) days after the selection of the mediator, NS8 and BUS and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either NS8 or BUS may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing


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disclosed  in  such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding. The mediator's fees will be paid in equal portions by NS8 and BUS.

(c) If any claim or dispute has not been resolved in accordance with sub-paragraph (b) of this Paragraph, then the claim or dispute will be determined by binding arbitration in accordance with the then-current JAMS arbitration rules and procedures, except as modified herein. The binding arbitration will be conducted by a sole neutral arbitrator who has had both training and experience as an arbitrator of general commercial matters and who is and for at least ten (10) years has been, a partner, a shareholder, or a member in a law firm. If NS8 and BUS cannot agree on an arbitrator, then the arbitrator will be selected by JAMS in accordance with Rule 12 of the JAMS arbitration rules and procedures. No person who has served as a mediator under the mediation provision, however, may be selected as the arbitrator for the same claim or dispute. Reasonable discovery will be permitted and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which any dispute is subject to the dispute resolution provisions in this Paragraph and the arbitrator may award any relief permitted by law. The arbitrator must base the binding arbitration award on the provisions of this Paragraph and applicable law and must render the award in writing, including an explanation of the reasons for the award. Judgment upon the award may be entered by any court having jurisdiction of the matter, and the decision of the arbitrator will be final and binding. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of binding arbitration under this sub-paragraph (c). The arbitrator's fees will be paid in equal portions by NS8 and BUS.

18.     Modification  of  Agreement

Any modification to this Agreement must be in writing and signed by the parties hereto or it will have no effect and will be void.

19.     Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained herein.

20.     Governing  Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules.

21. This Agreement may be executed in counterpart copies and the fact of execution transmitted to the other party via telecopy (facsimile).

22.     Use  of  Grammar

In this Agreement words importing the masculine gender include the feminine or neuter gender and words importing the singular include the plural and vice versa.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.


                    THE REMAINDER OF THIS PAGE IS LEFT BLANK


              THE NEXT PAGE IS THE EXECUTION PAGE OF THIS AGREEMENT

DULY  EXECUTED  BY  NS8  CORPORATION,)
in  the  presence  of  its  duly  Authorized )
Signatories  in  that  behalf:               )
                                             )
                                             )
Per:  /s/  Thomas  J.  Routt                 )               SEAL
      ----------------------                 )
                                             )
                                             )



DULY  EXECUTED  BY  BU  -  SOLUTIONS,  LLC   )
D/B/A/  BROADBAND  UTILITY  SOLUTIONS)
in  the  presence  of  its  duly  Authorized )
Signatories  in  that  behalf:               )
                                             )
                                             )
Per:  /s/  John  Craig                       )               SEAL
      ----------------                       )
      Authorized  Signatory                  )
                                             )

Per:  _____________________________          )
      Authorized  Signatory                  )